                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 31, 2000


                      College Bound Student Alliance, Inc.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                        0-30323               84-1416023
----------------------------          ------------         -----------------
(State or other jurisdiction          (Commission            (IRS Employee
      of incorporation)               file Number)         Identification No.)



     333 South Allison Parkway Suite 100, Lakewood, Colorado    80226
     -------------------------------------------------------  ---------
               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (303) 804-0155


     This Amendment No. 1 to Current Report on Form 8-K/A is filed for the purpose of filing the financial statements of College Resource Management, Inc., required by Item 7(a) and the pro forma financial information of College Bound Student Alliance Inc. required by Item 7(b).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     The Company acquired College Resource Management, Inc. ("CRM") because of its client base, the complementary nature of its products to the Company's business and products, and the positive operating cash flow. The purchase price of CRM was approximately $2.3 million.

     As disclosed in the Form 8-K dated August 7, 2000, CRM reported cash basis revenues of $6.7 million and cash from operations before payments and distributions to the former owner of approximately $1 million for the year ended July 31, 2000. That financial information was prepared on a cash basis of accounting and was unaudited.

     The accompanying audited financial statements of CRM for the year ending July 31, 2000 are prepared on the accrual basis of accounting using an accounting policy for revenue recognition which produces results of operations substantially different from the cash basis method previously used by CRM.

     The revenue recognition policy is the most significant difference between cash and accrual accounting. Deferred revenue is recognized (approximately $1.6 million at July 31, 2000) to the extent amounts have been collected on contracts for which the Company has remaining commitments to provide services. The substantial investment the Company makes to market its services, reach its customers, and deliver the service causes expenses and cash outflow to be predominantly weighted to the front-end of a contract rather than ratably over the life of the contract. For example, direct expenses related to these deferred revenues approximated $850,000 at July 31, 2000, which have been incurred and expensed in the financial statements. CRM estimates its operating profit margin at 14% of revenues.

     For a description of the CRM owner expenses, see note 5 to the Audited Financial Statements of College Resource Management, Inc. included herein.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following documents are filed as part of this Amendment No.1 to Current Report on Form 8-K/A.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements of College Resource Management, Inc. required by this Item are included beginning on page F-1.

     (B) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information of College Bound Student Alliance, Inc. required by this Item is included beginning on page F-1.

                         INDEX TO FINANCIAL STATEMENTS


COLLEGE RESOURCE MANAGEMENT, INC.
Historical Financial Statements:
      Independent Auditors' Report                                                             F-2
      Balance Sheets as of July 31, 2000 and 1999                                              F-3
      Statements of Operations for the years ended July 31, 2000 and 1999                      F-4
      Statements of Stockholders' Deficit for the years ended July 31, 2000 and 1999           F-5
      Statements of Cash Flows for the years ended July 31, 2000 and 1999                      F-6
      Notes to Financial Statements                                                            F-7

COLLEGE BOUND STUDENT ALLIANCE, INC.

Pro Forma Combined Consolidated Financial Statements (Unaudited):
      Pro Forma Combined Consolidated Balance Sheet as of April 30, 2000                      F-14
      Pro Forma Combined Consolidated Statement of Operations
         for the year ended July 31, 2000                                                     F-15
      Pro Forma Combined Consolidated Statement of Operations
         for the year ended July 31, 1999                                                     F-16
      Notes to Pro Forma Combined Consolidated Financial Statements                           F-17


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
College Resource Management, Inc.:

We have audited the accompanying balance sheets of College Resource Management, Inc. (Company) as of July 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of College Resource Management, Inc. as of July 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP


Denver, Colorado
October 5, 2000

                        COLLEGE RESOURCE MANAGEMENT, INC.

                                 Balance Sheets

                            July 31, 2000 and 1999


                                   ASSETS                                              2000                1999
                                                                                -----------------   -----------------
Current assets:
    Cash                                                                     $          74,683              95,467
    Prepaid and other current assets                                                     6,615              16,763
                                                                                -----------------   -----------------
            Total current assets                                                        81,298             112,230

Property and equipment, net                                                            271,586             284,598
                                                                                -----------------   -----------------
                                                                             $         352,884             396,828
                                                                                =================   =================

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Current portion of related party long-term debt and capital
       lease obligation                                                      $         193,872             192,138
    Accounts payable                                                                   126,853             160,925
    Accrued expenses                                                                   212,740              70,384
    Deferred revenue                                                                 1,599,937             760,297
                                                                                -----------------   -----------------
            Total current liabilities                                                2,133,402           1,183,744

Related party long-term debt and capital lease obligation,
    excluding current portion                                                          125,651             313,047
                                                                                -----------------   -----------------
            Total liabilities                                                        2,259,053           1,496,791
                                                                                -----------------   -----------------

Stockholders' deficit:
    Common stock, no par value, 1,000 shares authorized, issued
       and outstanding                                                                   1,000               1,000
    Accumulated deficit                                                             (1,907,169)         (1,100,963)
                                                                                -----------------   -----------------
            Total stockholders' deficit                                             (1,906,169)         (1,099,963)
                                                                                -----------------   -----------------

Commitments and contingencies

                                                                             $         352,884             396,828
                                                                                =================   =================


See accompanying notes to financial statements.

                     COLLEGE RESOURCE MANAGEMENT, INC.

                          Statements of Operations

                     Years ended July 31, 2000 and 1999


                                                                                      2000                1999
                                                                                -----------------   -----------------
Revenue                                                                      $       5,823,305           6,808,346
Cost of revenue                                                                      1,886,099           1,968,593
                                                                                -----------------   -----------------
          Gross profit                                                               3,937,206           4,839,753

Selling, general and administrative                                                  3,537,140           3,911,796
CRM owner expenses                                                                     717,645             988,824
Depreciation and amortization                                                           90,180              79,351
                                                                                -----------------   -----------------
          Operating loss                                                              (407,759)           (140,218)

Interest expense                                                                       (27,317)            (15,625)
                                                                                -----------------   -----------------
          Net loss                                                           $        (435,076)           (155,843)
                                                                                =================   =================


See accompanying notes to financial statements.

                     COLLEGE RESOURCE MANAGEMENT, INC.

                    Statements of Stockholders' Deficit

                    Years ended July 31, 2000 and 1999


                                            COMMON STOCK
                                ------------------------------------      ACCUMULATED
                                    SHARES              AMOUNT              DEFICIT              TOTAL
                                ----------------   -----------------   -----------------   -----------------
Balances at July 31, 1998            1,000       $      1,000              (945,120)             (944,120)

Net loss                              --                 --                (155,843)             (155,843)
                                ----------------   -----------------   -----------------   -----------------
Balances at July 31, 1999            1,000              1,000            (1,100,963)           (1,099,963)

Net loss                              --                 --                (435,076)             (435,076)
Stockholder distributions             --                 --                (371,130)             (371,130)
                                ----------------   -----------------   -----------------   -----------------

Balances at July 31, 2000            1,000       $      1,000            (1,907,169)           (1,906,169)
                                ================   =================   =================   =================


See accompanying notes to financial statements.

                     COLLEGE RESOURCE MANAGEMENT, INC.

                          Statements of Cash Flows

                     Years ended July 31, 2000 and 1999


                                                                                      2000                1999
                                                                                -----------------   -----------------
Cash flows from operating activities:
    Net loss                                                                    $     (435,076)          (155,843)
    Adjustments to reconcile net loss to net cash provided
       by (used in) operating activities:
          Depreciation and amortization                                                 90,180             79,351
          Changes in assets and liabilities:
            Prepaid and other current assets                                            10,148             (9,027)
            Accounts payable                                                           (34,072)           104,950
            Accrued expenses                                                           102,356            (74,496)
            Deferred revenue                                                           839,640           (775,664)
                                                                                -----------------   -----------------
                   Net cash provided by (used in) operating activities                 573,176           (830,729)
                                                                                -----------------   -----------------

Cash flows used in investing activities:
    Capital expenditures                                                               (18,232)           (67,595)
    Proceeds from the sale of equipment                                                  2,000                 --
                                                                                -----------------   -----------------
                   Net cash used in investing activities                               (16,232)           (67,595)
                                                                                -----------------   -----------------

Cash flows from financing activities:
    Repayments of long-term debt and capital lease obligations                        (215,939)            (7,708)
    Proceeds from borrowings on long-term debt and capital
       lease obligations                                                                    --            512,893
    Stockholder distributions                                                         (361,789)                --
                                                                                -----------------   -----------------
                   Net cash provided by (used in) financing activities                (577,728)           505,185
                                                                                -----------------   -----------------
                   Net decrease in cash                                                (20,784)          (393,139)

Cash at beginning of year                                                               95,467            488,606
                                                                                -----------------   -----------------

Cash at end of year                                                             $       74,683             95,467
                                                                                =================   =================

Supplemental cash flow information -
    cash paid during the year for interest                                      $       28,558             10,445
                                                                                =================   =================

Supplemental disclosure of noncash financing and investing activities:
       Capital lease for new equipment                                          $       70,277                 --

                                                                                =================   =================

       Equipment distributed to stockholder                                     $        9,341                 --
                                                                                =================   =================

       Reclassification of debt to accrued expenses (see note 7)                $       40,000                 --
                                                                                =================   =================


See accompanying notes to financial statements.

                        COLLEGE RESOURCE MANAGEMENT, INC.

                          Notes to Financial Statements

                             July 31, 2000 and 1999



(1)    GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BUSINESS AND ORGANIZATION

              College Resource Management, Inc. (Company) assists students in all high school grade levels in pursuing their future educational goals. The Company markets its services through weekend workshops held around the nation. The focus of the workshops is to provide insight into early planning for college selection, meeting college admission criteria and the financial aid process. The Company considers itself a "co-source" to families along with the assistance of school guidance counselors.

              The Company analyzes clients in five different areas. These include academic ability, aptitude, interests, college preferences, and family income and assets. With this data, the Company creates an action plan. Each action plan is unique and specific to each student. The Company's advisors are available sixteen hours a day, Monday through Friday, fifty-two weeks a year at a toll-free number to advise students/families through all aspects of the college admission and financial aid process.

              The Company had historically maintained its financial statements on the cash basis and excess cash was distributed to its stockholders.

              On July 31, 2000, College Bound Student Alliance, Inc. (CBSA) acquired all of the issued and outstanding stock of the Company from its founder and sole stockholder (seller) for a purchase price totaling $2,311,016.

       (b)    REVENUE RECOGNITION

              The Company recognizes College Action Plan-TM- fee revenue from students on a straight-line basis over the term of the contract. Customers have the option to pay the full contract price when the contract is signed, or in four equal installments payable the first four months of the contract, or in twelve equal monthly installments. Amounts due under contracts are not recorded until cash is received. Amounts due from customer contracts, which reflect the future cash flows of contracts at July 31, 2000, less amounts which are not expected to be collected is $1,796,784. If a customer paying in four equal installments terminates their contract, all deferred revenue at that time is recognized as revenue. Customers have the right to terminate the contract for a full refund within three days. Contracts terminated within three days of July 31 are excluded from revenue. Deferred revenue is recorded for cash received in advance for services the Company is obligated to perform. The Company expenses direct workshop marketing costs, which are included in selling, general and administrative expenses in the statement of operations, prior to delivering action plans to customers. Those costs include obtaining potential customer lists, invitations to customers, postage, workshop site rental fees, sales commissions, travel and marketing representative fees. For the contracts included in deferred revenue, these costs have already been expensed. After the customer signs the contract the Company's remaining services to fulfill its contractual obligations include producing the College Action Plan-TM- and continuing support as discussed below.

              The College Action Plan-TM- contract is a multiple-element arrangement with two service elements; 1) a tailored profile (the College Action Plan-TM-) to assist the client in selecting a college and 2) continuing support, generally for a one year period, in assisting clients in understanding the output as presented in the profile, guidance in the college application process and assistance in identifying sources of educational financial assistance. These services are not separately priced nor can customers select only one service. The action plan is generally delivered approximately 60 days after initiation of the client contract.

       (c)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments.

              Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the assets, ranging from five to seven years. Property and equipment under capital leases and leasehold improvements are amortized on the straight line basis over the shorter of the lease term or estimated useful life of the asset.

       (d)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (e)    INCOME TAXES

              The Company was incorporated as a S Corporation in the State of Delaware in February 1996, under the name College Resource Management, Inc. The Company operates as an S Corporation for federal and state income tax purposes. No provision for income taxes is recorded by the Company as the Company's income is taxable to its stockholders. The Company did not engage in any activities during the years ended July 31, 2000 or 1999 which management believes would invalidate the Company's S Corporation status. The Company's S Corporation election terminated on July 31, 2000 in conjunction with College Bound Student Alliance, Inc.'s purchase of the Company.

        (f)   USE OF ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

(2)    PROPERTY AND EQUIPMENT
       A summary of property and equipment as of July 31, 2000 and 1999 is as follows:


                                                                                                        ESTIMATED
                                                                      2000              1999          USEFUL LIVES
                                                                -----------------  ----------------  ----------------
      Computers and software                                  $       64,470              64,470         5 years
      Equipment and furniture                                        402,915             341,588        5-7 years
      Leasehold improvements                                          16,666              16,666       Lease term
                                                                -----------------  ----------------
                                                                     484,051             422,724
       Less accumulated depreciation and amortization               (212,465)           (138,126)
                                                                -----------------  ----------------
              Property and equipment, net                     $      271,586             284,598
                                                                =================  ================


(3)    RELATED PARTY LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION
       Related party long-term debt and capital lease obligation as of July 31, 2000 and 1999 is summarized as follows:


                                                                                        2000               1999
                                                                                   ---------------    ---------------
      Unsecured notes payable to stockholder, with interest at 5.75% and 6%; due in bi-weekly and monthly installments through December 2001
          and March 2002, respectively                                             $    171,757             250,000
      Unsecured note payable to related party, with interest at 5.75%; due in weekly installments through December 2000; balance paid in full
          on July 31, 2000                                                                   --             142,292
      Unsecured note payable to related party, with interest at 5.75%; due
          in monthly installments through January 2002                                   88,936             100,000
      Capital lease obligation, at an implicit interest rate of 11%, due in
          monthly installments through December 2002                                     58,357                  --
      Other                                                                                 473              12,893
                                                                                   ---------------    ---------------
                                                                                        319,523             505,185
      Less current portion                                                             (193,872)           (192,138)
                                                                                   ---------------    ---------------
                                                                                   $    125,651             313,047
                                                                                   ===============    ===============


       The aggregate maturities of long-term debt and capital lease obligations for each year subsequent to July 31, 2000 are as follows:


2001                      $     193,872
2002                            114,457
2003                             11,194
                           ----------------
                          $     319,523
                           ================


(4)    LEASES

       The Company is obligated under a capital lease for certain equipment that expires December 2002. At July 31, 2000, the gross amount of equipment and the related accumulated amortization recorded under capital leases totaled $70,277 and $8,199, respectively.

       Amortization of assets held under capital leases is charged to expense on a straight-line basis and is included with depreciation expense.

       The Company also has noncancelable operating leases for its offices and certain equipment that expire over the next five years.

       Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of July 31, 2000 are:


                                                                             CAPITAL            OPERATING
                                                                             LEASES               LEASES
                                                                         ----------------     ---------------
          Year ending July 31:
              2001                                                       $     27,358               407,814
              2002                                                             27,358               746,471
              2003                                                             11,399               740,238
              2004                                                                 --               733,907
              2005                                                                 --               212,290
                                                                         ----------------     ---------------
                 Total minimum lease payments                                  66,115         $   2,840,720
                                                                                              ===============
          Less amounts representing interest at an implicit
          interest rate of 11%                                                 (7,758)
                                                                         ----------------
          Present value of net minimum capital lease  payments
                                                                               58,357
          Less current portion of capital lease
              obligation                                                      (22,292)
                                                                         ----------------
          Obligations under capital leases, excluding
              current portion                                            $     36,065
                                                                         ================


       Total rent expense associated with operating leases for the years ended July 31, 2000 and 1999 was $182,000 and $177,000, respectively.

(5)    CRM OWNER EXPENSES
       CRM owner expenses consist of expenses incurred on behalf of the Company's major stockholder and entities he controls as follows:


                                                                            2000                 1999
                                                                      -----------------     ----------------
                    Salary and related payroll taxes                  $     698,374               572,893
                    Benefits                                                 19,271                15,931
                    Consulting fees                                              --               400,000
                                                                      -----------------     ----------------
                                                                      $     717,645               988,824
                                                                      =================     ================


       Effective with the sale of the Company to CBSA on July 31, 2000, the major stockholder is no longer employed by the Company and, accordingly there are no commitments for salary and related payroll taxes, benefits, and consulting fees.

(6)    FAIR VALUE OF FINANCIAL INSTRUMENTS
       The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at July 31, 2000. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.


                                                                            CARRYING             FAIR
                                                                             AMOUNT             VALUE
                                                                         ---------------    ---------------
          Financial assets - cash                                    $          74,683            74,683

          Financial liabilities:
              Long-term debt obligations                                       261,166           232,603
              Capital lease obligations                                         58,357            58,357
              Accounts payable                                                 126,853           126,853
              Accrued expenses                                                 212,740           212,740


       The carrying amounts shown in the table are included in the July 31, 2000 balance sheet under the indicated captions.

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

       - Cash, accounts payable and accrued expenses: The carrying amounts approximate fair value because of the short maturity of these instruments.

       - Capital lease obligations: The carrying amount approximates fair value because of the proximity of the stated rate to the assumed fair value interest rate for similar debt instruments.

       - Long-term debt: The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates management believes are available to the Company for debt obligations with similar terms and features.

(7)    NONCASH FINANCING AND INVESTING ACTIVITY

       The Company reclassified $40,000 from long-term debt to accrued expenses to reflect a provision for a loss contingency. The terms of an agreement with the Company's stockholder and College Bound Student Alliance, Inc. provides for reductions in the stockholder's debt for the settlement of certain regulatory matters which arose prior to the acquisition of the Company by College Bound Student Alliance, Inc.

(8)    LEGAL PROCEEDINGS

       The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(9)    RELATED PARTY TRANSACTIONS

       During 1999, prepaids and other current assets included two notes receivable due from stockholders of the Company which were repaid in full during 2000.

       During 1999, the Company entered into an agreement with Superior Market Research, Inc., a company owned by the Company's stockholder to provide consulting services in the areas of international marketing, research and development. The amount paid and expensed during 1999 for these services totaled $400,000.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


The following unaudited pro forma combined consolidated balance sheet and statements of operations have been prepared to give effect to the acquisition of College Resource Management, Inc. which is described below.

On July 31, 2000, College Bound Student Alliance, Inc. (Company) acquired all of the issued and outstanding common stock of College Resource Management, Inc.
(CRM). CRM assists students in all high school grade levels to pursue their future educational goals. CRM markets its services through weekend workshops held around the nation. The focus of the workshops is to provide insight into early planning for college selection, meeting college admission criteria and the financial aid process. CRM considers itself a "co-source" to families along with the assistance of school guidance counselors. The transaction will be accounted for as a purchase and the results of operations of CRM will be included in the consolidated financial statements of the Company beginning August 1, 2000. The pro forma combined consolidated balance sheet as of April 30, 2000 assumes the acquisition was consummated on April 30, 2000 and the statements of operations for the years ended July 31, 2000 and 1999, assume the acquisition was consummated on July 31, 1998 and includes the Company's historical unaudited results for 2000 and the historical audited results for 1999. Balance sheet and statement of operations data is not available for CRM as of and for the nine months ended April 30, 2000 and 1999 as CRM operated as a private company reporting its financial information on a cash basis. The historical audited CRM financial results for the years ended July 31, 2000 and 1999, are used for the pro forma combined consolidated statements of operations.

In management's opinion, all adjustments necessary to reflect the acquisition are presented in the pro forma adjustments as of April 30, 2000 and for the years ended July 31, 2000 and 1999, which are based upon the Company's best estimates at this time. Amounts reflect the acquisition using a preliminary allocation of fair value to the net assets acquired and may be subject to adjustment. The pro forma statements do not purport to present the Company's results of operations that would have resulted had the acquisition been consummated as of the date or for the periods indicated and do not purport to project the Company's results of operations at any future date or for any future period.

              COLLEGE BOUND STUDENT ALLIANCE, INC.

         Pro Forma Combined Consolidated Balance Sheet

                         April 30, 2000

                          (Unaudited)

                                                        COLLEGE BOUND
                                                           STUDENT         COLLEGE RESOURCE
                                                        ALLIANCE, INC.       MANAGEMENT, INC.                           PRO FORMA
                                                         AT APRIL 30,          AT JULY 31,         PRO FORMA             COMBINED
            ASSETS                                           2000                 2000            ADJUSTMENTS          CONSOLIDATED
                                                       ------------------   ----------------   -----------------     ---------------
Current assets:
    Cash                                              $        546,495             74,683                                  621,178
    Accounts receivable, net                                    63,840               --                                     63,840
    Amounts due from customer
       contracts acquired                                         --                 --             1,796,784   (b)      1,796,784
    Prepaid and other current assets                             4,721              6,615                                   11,336
                                                       ------------------   ----------------   -----------------     ---------------
            Total current assets                               615,056             81,298           1,796,784            2,493,138

Property and equipment, net                                     72,291            271,586                                  343,877
Recruiting systems technology, net                           1,116,870               --                                  1,116,870
Intangible assets                                                 --                 --             1,547,588   (b)      1,547,588
Trademarks and licensing, net                                  192,723               --                                    192,723
Other assets                                                     5,100               --                                      5,100
                                                       ------------------   ----------------   -----------------     ---------------
                                                      $      2,002,040            352,884           3,344,372            5,699,296
                                                       ==================   ================   =================     ===============

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Current portion of long-term debt and                                                              95,637   (a)
       capital lease obligations                      $        548,917            193,872             (17,331)  (b)        821,095
    Accounts payable                                           274,298            126,853                                  401,151
    Accrued expenses                                           115,128            212,740             118,458   (a)        446,326
    Notes payable to related parties                           145,000               --                                    145,000
    Due to related parties                                      78,828               --                                     78,828
    Current deferred tax liability                                --                 --               367,000   (b)        367,000
    Deferred revenue                                            36,208          1,599,937          (1,246,250)  (b)        389,895
                                                       ------------------   ----------------   -----------------     ---------------
            Total current liabilities                        1,198,379          2,133,402            (682,486)           2,649,295

Long-term debt and capital lease obligations,                                                         (11,232)  (b)
    excluding current portion                                  249,995            125,651           1,592,921   (a)      1,957,335
Long-term deferred tax liability                                  --                 --                35,000   (b)         35,000
                                                       ------------------   ----------------   -----------------     ---------------
            Total liabilities                                1,448,374          2,259,053             934,203            4,641,630
                                                       ------------------   ----------------   -----------------     ---------------

Stockholders' equity (deficit):
    Common stock                                                20,773              1,000              (1,000)  (b)         20,773
    Additional paid in capital                               2,530,919               --               504,000   (a)      3,034,919
    Accumulated deficit                                     (1,998,026)        (1,907,169)          1,907,169   (b)     (1,998,026)
                                                       ------------------   ----------------   -----------------     ---------------
            Total stockholders' equity (deficit)               553,666         (1,906,169)          2,410,169            1,057,666
                                                       ------------------   ----------------   -----------------     ---------------

Commitments and contingencies
                                                      $      2,002,040            352,884           3,344,372            5,699,296
                                                       ==================   ================   =================     ===============


See accompanying notes to pro forma combined consolidated financial statements.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.

             Pro Forma Combined Consolidated Statement of Operations

                            Year ended July 31, 2000

                                   (Unaudited)

                                                  COLLEGE BOUND       COLLEGE RESOURCE                              PRO FORMA
                                                     STUDENT              MANAGEMENT,          PRO FORMA             COMBINED
                                                  ALLIANCE, INC.             INC.            ADJUSTMENTS           CONSOLIDATED
                                                  -----------------   -------------------   -----------------      -----------------
Revenue                                        $       1,856,026             5,823,305                                  7,679,331
Cost of revenue                                        1,081,468             1,886,099                                  2,967,567
                                                  -----------------   -------------------   -----------------      -----------------
            Gross profit                                 774,558             3,937,206                                  4,711,764

Selling, general and administrative expenses           1,844,883             3,537,140                                  5,382,023
CRM owner expenses                                          --                 717,645                                    717,645
Depreciation and amortization                            103,299                90,180             154,759   (c)          348,238
                                                  -----------------   -------------------   -----------------      -----------------
            Operating loss                            (1,173,624)             (407,759)           (154,759)            (1,736,142)

Interest expense                                        (116,262)              (27,317)           (198,225)  (d)         (341,804)
                                                  -----------------   -------------------   -----------------      -----------------
            Net loss                           $      (1,289,886)             (435,076)           (352,984)            (2,077,946)
                                                  =================   ===================   =================      =================
Net loss per basic and diluted share           $            (.07)              (435.08)                                      (.10)
                                                  =================   ===================                          =================
Weighted average shares outstanding -
    basic and diluted                                 19,562,120                 1,000                                  21,562,120
                                                  =================   ===================                          =================


See accompanying notes to pro forma combined consolidated financial statements.

                     COLLEGE BOUND STUDENT ALLIANCE, INC.

           Pro Forma Combined Consolidated Statement of Operations

                          Year ended July 31, 1999

                                (Unaudited)



                                                    COLLEGE BOUND      COLLEGE RESOURCE                             PRO FORMA
                                                       STUDENT            MANAGEMENT,          PRO FORMA              COMBINED
                                                   ALLIANCE, INC.            INC.             ADJUSTMENTS           CONSOLIDATED
                                                 --------------------  -------------------   -----------------      ----------------
Revenue                                        $           706,886            6,808,346                                 7,515,232
Cost of revenue                                            413,015            1,968,593                                 2,381,608
                                                 --------------------  -------------------   -----------------      ----------------

            Gross profit                                   293,871            4,839,753                                 5,133,624

Selling, general and administrative expenses             1,050,130            3,911,796                                 4,961,926
CRM owner expenses                                            --                988,824                                   988,824
Depreciation and amortization                              110,104               79,351             154,759   (c)         344,214
                                                 --------------------  -------------------   -----------------      ----------------

            Operating loss                                (866,363)            (140,218)           (154,759)           (1,161,340)

Interest expense                                           (32,680)             (15,625)           (207,857)  (d)        (256,162)
                                                 --------------------  -------------------   -----------------      ----------------

            Net loss                           $          (899,043)            (155,843)           (362,616)           (1,417,502)
                                                 ====================  ===================   =================      ================

Net loss per basic and diluted share           $              (.05)             (155.84)                                     (.08)
                                                 ====================  ===================                          ================

Weighted average shares outstanding -
    basic and diluted                          $        16,863,226                1,000                                18,863,226
                                                 ====================  ===================                          ================

See accompanying notes to pro forma combined consolidated financial statements.

                      COLLEGE BOUND STUDENT ALLLIANCE, INC.

          Notes to Pro Forma Combined Consolidated Financial Statements

                                   (Unaudited)


(1)    BASIS OF PRESENTATION

       On July 31, 2000, College Bound Student Alliance, Inc. (Company) acquired all of the issued and outstanding common stock of College Resource Management, Inc. (CRM), a private company based in Grand Prairie, Texas and incorporated in Delaware, from its sole stockholder (seller). The purchase price totaled $2,311,016 which is comprised of a $2 million promissory note payable to the seller over 10 years, 2,000,000 restricted shares of the Company's common stock with a fair value of $504,000 plus acquisition costs of $118,458. The promissory note payable to seller has a stated interest rate of 7.5% which has been discounted at 11.5% for purposes of calculating the purchase price. This rate reflects effective interest rates management believes are available to the Company for debt obligations with similar terms and features. The present value of amounts to be paid under the note totaled $1,688,558. The common stock of the Company valued at $504,000 at the date of acquisition reflects the fair value of the stock based on the closing price of the Company's stock on July 31, 2000 in the over-the-counter market less a 10% discount given the restricted nature of the shares issued. The acquisition was accounted for as a purchase and the excess of cost over the fair value of acquired net tangible assets of $1,547,588 was recognized as intangible assets and is being amortized on a straight-line basis over 10 years.

(2)    PRO FORMA ADJUSTMENTS

       The following pro forma adjustments give effect to the Acquisition of College Resource Management, Inc.

       (a) Reflects the purchase price of $2,311,016 including the present value of amounts to be paid under the promissory note payable to seller in the amount of $1,688,558, the issuance of the Company's restricted stock valued at $504,000 and acquisition costs of $118,458.

       (b) Reflects the allocation of the purchase price of $2,311,016 to the identifiable assets and liabilities of College Resource Management, Inc. based on their fair values. Adjusts common stock and accumulated deficit of CRM to eliminate historical equity accounts. The amounts due from customer contracts acquired reflect the future cash flows of contracts acquired less amounts which are not expected to be collected. Deferred revenue represents unearned revenue relating to customer prepayments received by CRM for future delivery of services. Deferred revenue was adjusted to its estimated fair value which was estimated to be the present value of costs that are expected to be incurred to deliver the future services plus an allowance for normal profit on those costs. Long-term debt was adjusted to fair value by discounting the future cash flows of each instrument at rates management believes are available to the Company for debt obligations with similar terms and features. The adjustment to goodwill reflects the accumulation of each of these fair value adjustments.

       (c) Reflects the amortization of intangible assets recorded as a result of the Acquisition. The excess of cost over the fair value of acquired net tangible assets of $1,547,588 is being amortized on a straight-line basis over 10 years.

       (d) Reflects the increase in interest expense due to the $2,000,000 promissory note payable to seller issued to finance the College Resource Management, Inc. acquisition at an assumed interest rate of 11.5% plus an increase in interest expense due to fair value adjustments recorded on debt assumed in the purchase. Stated interest rates on the unsecured debt assumed ranged from 5.75%-6.00% versus an assumed interest rate of 12.5%.

(3)    CRM OWNER EXPENSES

       The unaudited pro forma combined consolidated statements of operations do not reflect expected cost reductions of College Resource Management, Inc. under the Company's management. Management has identified costs of approximately $1,089,000 in 2000 ($718,000 in CRM owner expenses plus stockholder distributions of $371,000) and $989,000 in 1999 incurred by the previous owner and management that would not have been incurred under College Bound Student Alliance, Inc.'s management if the acquisition had occurred as of July 31, 1998. The Company expects to realize these cost savings related to salary and related payroll taxes, benefits, consulting fees and stockholder distributions. However, there can be no assurance that these cost savings will be realized.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       College Bound Student Alliance, Inc.


Dated: October 13, 2000                By: /s/ Jerome M. Lapin
                                          ------------------------------------
                                          Jerome M. Lapin
                                          Chief Executive Officer